   As filed with the Securities and Exchange Commission on February 4, 1997

                                                           Registration No. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM S-8


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             NUEVO ENERGY COMPANY
            (Exact name of registrant as specified in its charter)

          DELAWARE                                           76-0304436
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                             Identification No.)

1331 LAMAR, SUITE 1650, HOUSTON, TEXAS                          77010
(Address of Principal Executive Offices)                      (Zip Code)


                             NUEVO ENERGY COMPANY
                           1993 STOCK INCENTIVE PLAN
                           (Full title of the plan)


                             WILLARD I. BOSS, JR.
                 1331 LAMAR, SUITE 1650, HOUSTON, TEXAS 77010
                    (Name and address of agent for service)

                                (713) 652-0706
         (Telephone number, including area code, of agent for service)

                                    ------

                                   Copy to:

                            BUTLER & BINION, L.L.P.
                          1000 LOUISIANA, SUITE 1600
                             HOUSTON, TEXAS  77002
                          ATTN:  GEORGE G. YOUNG III
                                (713) 237-3111

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
TITLE OF SECURITIES        ADDITIONAL         PROPOSED         PROPOSED MAXIMUM      AMOUNT OF
                            AMOUNT TO     MAXIMUM OFFERING    AGGREGATE OFFERING    REGISTRATION
                               BE         PRICE PER SHARE*          PRICE               FEE*
                           REGISTERED
-------------------------------------------------------------------------------------------------
Common Stock                  1,400,000             $51.125           $71,575,000      $21,689.39
  $.01 par value                shares
_____
* Computed pursuant to Rule 457(h) based on the average of the high and low reported prices on
  January 29, 1997
=================================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   This Registration Statment on Form S-8 (the "Registration Statement") of Nuevo Energy Company (the "Company") registers 1,400,000 additional shares of the Company's common stock, par value $.01 per share ("Common Stock"), that may be distributed under the Company's 1993 Stock Incentive Plan (the "Plan") as a result of an amendment to the Plan, adopted by the Compensation Committee of the Board of Directors of the Company on April 12, 1996 and approved by the shareholders of the Company on May 20, 1996, which increased the number of shares of Common Stock distributable under the Plan by 1,400,000 shares.

   The contents of the earlier Registration Statment on Form S-8 filed with the Securities and Exchange Commission on October 8, 1993 (Registration No. 33-70108) are incorporated herein by reference.

ITEM 8.  EXHIBITS

  EXHIBIT NUMBER
  AND DESCRIPTION
  ---------------

       (4) Instruments defining the rights of security holders, including indentures

             4.1    Specimen Stock Certificate (incorporated by reference to
                    Exhibit 4.1 to Registration Statement on Form S-4, Registration No. 33-33873)
             4.2    Nuevo Energy Company 1993 Stock Incentive Plan, as amended
             4.3 Form of Award Agreement (incorporated herein by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8, Registration No. 33-70108)

       (5)          Opinion re legality

             5.1    Opinion of Butler & Binion, L.L.P.

      (15)   Letter re unaudited interim financial information*

      (23)   Consents of experts and counsel

              23.1 Consent of Butler & Binion, L.L.P. (included in its opinion filed as Exhibit 5.1)
              23.2  Consent of KPMG Peat Marwick LLP

      (24)    Power of attorney*

      (28) Information from reports furnished to state insurance regulatory authorities*

      (99)    Additional Exhibits*
_____
* Not Applicable

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 4, 1996.


               NUEVO ENERGY COMPANY


               By:   /s/ Michael D. Watford
                   ------------------------
                   Name:  Michael D. Watford
                   Title:  President and Chief Executive Officer


   Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                            TITLE                          DATE
---------                            -----                          ----

  /s/ J. P. Bryan               Director, Chairman             December 4, 1996
---------------------------
J. P. Bryan

  /s/ Michael D. Watford       Director, Chief Executive       December 4, 1996
---------------------------    Officer, President, Chief
Michael D. Watford             Operating Officer (Principal
                               Executive Officer)

  /s/ Robert M. King           Director, Senior Vice           December 4, 1996
---------------------------    President, Chief Financial
Robert M. King                 Officer (Principal Financial
                               and Accounting Officer)

  /s/ Robert L. Gerry, III     Director, Vice Chairman         December 4, 1996
---------------------------
Robert L. Gerry, III

  /s/ Robert H. Allen          Director                        December 4, 1996
---------------------------
Robert H. Allen

  /s/ Isaac Arnold, Jr.        Director                        December 4, 1996
---------------------------
Isaac Arnold, Jr.

  /s/ T. Michael Long          Director                        December 4, 1996
---------------------------
T. Michael Long

  /s/ John B. Connally, III    Director                        December 4, 1996
---------------------------
John B. Connally, III

  /s/ James T. Hackett         Director                        December 4, 1996
---------------------------
James T. Hackett

  /s/ Gary R. Peterson        Director                         December 4, 1996
--------------------------
Gary R. Peterson

 /s/ Thomas D. Barrow         Director                         December 4, 1996
--------------------------
Thomas D. Barrow

                               INDEX TO EXHIBITS

Exhibit Number
and Description
---------------

    (4) Instruments defining the rights of security holders, including indentures

          4.1  Specimen Stock Certificate (incorporated by reference to
               Exhibit 4.1 to Registration Statement on Form S-4, Registration No. 33-33873)
          4.2  Nuevo Energy Company 1993 Stock Incentive Plan, as amended
          4.3 Form of Award Agreement (incorporated herein by reference to Exhibit 4.3 to the Company's Registration Statement on
               Form S-8, Registration No. 33-70108)

    (5)  Opinion re legality

         5.1  Opinion of Butler & Binion, L.L.P.

   (15)  Letter re unaudited interim financial information*

   (23)  Consents of experts and counsel

        23.1 Consent of Butler & Binion, L.L.P. (included in its opinion filed as Exhibit 5.1)
        23.2  Consent of KPMG Peat Marwick LLP

   (24)  Power of attorney*

   (28) Information from reports furnished to state insurance regulatory authorities*

   (99)  Additional Exhibits*


_____
*  Not Applicable